UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Offering

On June 29, 2012, Gevo, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with UBS Securities LLC, Piper Jaffray & Co. and the other underwriters named in Schedule A thereto (collectively, the “Common Stock Underwriters”) relating to the sale and issuance by the Company of shares of the Company’s common stock to the Common Stock Underwriters in a firm commitment underwritten public offering. Subject to the terms and conditions contained in the Common Stock Underwriting Agreement, the Common Stock Underwriters have agreed to purchase, and the Company has agreed to sell, 12,500,000 shares at the public offering price, less certain underwriting discounts and commissions (the “Common Stock Offering”). The Company has also agreed to reimburse the Common Stock Underwriters for certain of their out-of-pocket expenses.

The shares of the Company’s common stock are being offered and sold pursuant to a base prospectus dated May 8, 2012 and a prospectus supplement dated June 29, 2012 (together the “Common Stock Prospectus”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-180097), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 8, 2012.

Subject to the terms and conditions of the Common Stock Underwriting Agreement, the Common Stock Underwriters are committed to purchase and pay for all shares of the Company’s common stock offered by the Common Stock Prospectus, if any such shares are taken. However, the Common Stock Underwriters are not obligated to take or pay for the shares of the Company’s common stock covered by the Common Stock Underwriters’ over-allotment option described below, unless and until such option is exercised.

The Company has granted the Common Stock Underwriters an option, exercisable no later than 30 calendar days after the date of the Common Stock Underwriting Agreement, to purchase up to an aggregate of 1,875,000 additional shares of the Company’s common stock at the public offering price, less certain underwriting discounts and commissions. The Company will be obligated to sell these shares of common stock to the Common Stock Underwriters to the extent the over-allotment option is exercised. The Common Stock Underwriters propose to offer the Company’s common stock directly to the public at the offering price of $4.95 per share.

Convertible Senior Notes Offering

On June 29, 2012, the Company entered into an underwriting agreement (the “Convertible Note Underwriting Agreement”) with UBS Securities LLC and Piper Jaffray & Co. (the “Convertible Note Underwriters” together with the Common Stock Underwriters, the “Underwriters”) relating to the sale and issuance by the Company of 7.5% convertible senior notes due 2022 (the “Notes”) to the Convertible Note Underwriters in a firm commitment underwritten public offering. Subject to the terms and conditions contained in the Convertible Note Underwriting Agreement, the Convertible Note Underwriters have agreed to purchase, and the Company has agreed to sell, $40,000,000 aggregate principal amount of Notes, less certain underwriting discounts and commissions (the “Note Offering”). The Company has also agreed to reimburse the Convertible Note Underwriters for certain of their out-of-pocket expenses.

The Notes are being offered and sold pursuant to a base prospectus dated May 8, 2012 and a prospectus supplement dated June 29, 2012 (together the “Convertible Note Prospectus”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-180097), which was declared effective by the SEC on May 8, 2012.

Subject to the terms and conditions of the Convertible Note Underwriting Agreement, the Convertible Note Underwriters are committed to purchase and pay for all the Notes offered by the Convertible Note Prospectus Supplement, if any such Notes are taken. However, the Convertible Note Underwriters are not obligated to take and pay for the Notes covered by the Convertible Note Underwriters’ over-allotment option described below, unless and until such option is exercised.

The Company has granted the Convertible Note Underwriters an option, exercisable no later than 30 calendar days after the date of the Convertible Note Underwriting Agreement, to purchase up to an additional $5,000,000 aggregate principal amount of Notes, less certain underwriting discounts and commissions. The Company will be obligated to sell these additional Notes to the Convertible Note Underwriters to the extent the over-allotment option is exercised.

Use of Proceeds

The Company intends to use the net proceeds from the Common Stock Offering and Note Offering (the “Offerings”) to fund the cash consideration payable to complete the retrofit of the 22 MGPY ethanol production facility in Luverne, Minnesota that it acquired in September 2010. A portion of the net proceeds from the Offerings may be used for detailed design work in preparation for the retrofit of the 50 MGPY ethanol production facility located near Redfield, South Dakota to isobutanol production pursuant to a joint venture agreement that the Company entered into in June 2011. The Company also intends to use the net proceeds from the Note Offering to repay $5.0 million in outstanding long-term debt obligations. The Company may also use a portion of the net proceeds of the Offerings to fund working capital and other general corporate purposes, which may include paying down certain of its other long-term debt obligations and expenses associated with litigation. Pending such uses, the Company intends to invest the net proceeds in demand deposit accounts or short-term, investment grade securities.

The foregoing descriptions of the Common Stock Underwriting Agreement, the Convertible Note Underwriting Agreement (together, the “Underwriting Agreements”) and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Common Stock Underwriting Agreement and Convertible Note Underwriting Agreement, a copy of each of which is attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and the terms of each of which are incorporated herein by reference. The Underwriting Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreements are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the opinions of Paul Hastings LLP relating to the legality of the issuance and sale of the Company’s common stock in the Common Stock Offering and the legality of the issuance and sale of the Notes in the Note Offering are attached as Exhibit 5.1 and Exhibit 5.2 hereto, respectively.

Item 8.01.	Other Events.

On June 29, 2012, the Company issued a press release announcing the pricing of the Common Stock Offering at a public offering price of $4.95 per share and the Note Offering. The Underwriters will have an option to purchase up to an additional 1,875,000 shares of the Company’s common stock and up to an additional $5,000,000 aggregate principal amount of Notes, in each case to cover over-allotments, if any. The Offerings are expected to close on or about July 5, 2012, subject to customary closing conditions. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

No statement in this document or the attached exhibits is an offer to sell, or the solicitation of an offer to buy, securities. The Company has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for an underwritten public offering for each of the Offerings described under Item 1.01 of this Current Report on Form 8-K. Before you invest in any such Offerings, you should read the prospectus supplements, including the registration statement (and accompanying prospectus), and other documents the Company has filed with the SEC for more complete information about the issuer and the Offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or the Underwriters participating in the Offerings will arrange to send you the prospectus supplements and accompanying prospectuses if you request them by calling toll-free (888) 722-9555, extension 19423-2626 or through your usual contact at either UBS Securities LLC or Piper Jaffray & Co.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of shares of its common stock in the Common Stock Offering, the sale of the Notes in the Note Offering, the Underwriters’ exercise of the over-allotment option in either Offering, the Company’s intended use of the net proceeds from the Offerings, the anticipated closing date of the Offerings and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the prospectus supplements for each Offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated June 29, 2012, between Gevo, Inc., UBS Securities LLC, Piper Jaffray & Co. and the other underwriters named in Schedule A thereto, related to the offering of common stock of Gevo, Inc.

1.2	Underwriting Agreement, dated June 29, 2012, between Gevo, Inc., UBS Securities LLC and Piper Jaffray & Co., related to the offering of convertible senior notes due 2022 of Gevo, Inc.

5.1	Opinion of Paul Hastings LLP, related to the offering of common stock of Gevo, Inc.

5.2	Opinion of Paul Hastings LLP, related to the offering of convertible senior notes due 2022 of Gevo, Inc.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.2).

99.1	Press release dated June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: July 2, 2012